As filed with the Securities and Exchange Commission on July 3, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                Exus Global Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                                      91-1317131
          ------                                      ----------
(State or other jurisdiction of                  (I.R.S. employer
  incorporation or organization)                  identification no.)


                              150 East 58th Street
                            New York, New York 10155
               (Address of principal executive offices) (Zip code)

                                Exus Global Inc.
                             2003 STOCK OPTION PLAN
                            (full title of the plan)


                            Mr. Isaac H. Sutton, CEO
                                Exus Global Inc.
                              150 East 58th Street
                            New York, New York 10155
                     (Name and address of agent for service)

                                 (212) 514-6600
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                David Lubin, Esq.
                        Ehrenreich Eilenberg & Krause LLP
                         11 East 44th Street, 17th Floor
                            New York, New York 10017
                                 (212) 986-9700

                         Calculation of Registration Fee

 Title of securities to be       Amount to be      Proposed maximum offering        Proposed maximum         Amount of registration
         registered             registered(1)          price per unit(2)        aggregate offering price              fee
 --------------------------   -----------------   ---------------------------- --------------------------- -------------------------
Common Stock, $.001 par            95,000,000(3)                        $.006                    $570,000                     $46.00
value per share
----------------------------- ------------------- ---------------------------- --------------------------- -------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the average of the closing bid and ask prices as of June 28, 2003, a date which is five business days prior to the filing of this registration statement.

(3) Represents shares of common stock reserved for issuance pursuant to options available for grant under the registrant's 2003 Stock Option Plan (the "Option Plan").


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as port of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents or portions thereof, as filed with the Securities and Exchange Commission by Exus Global Inc., a Nevada corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

(1) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002;

(2) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003;

(3) the description of the Common Stock, par value $.001 per share, of the Registrant contained in the section entitled "Description of Securities" of the Registrant's Registration Statement on Form S-8 filed on December 12, 2000 (File No. 0-18049); and

(4) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation and Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Registrant or is or was serving at the request of the Registrant as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto), against all expense, liabilities, charges and losses (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the Nevada General Corporation Law for officers and directors.

The Nevada General Corporation Law provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

The indemnification provisions contained in the Registrant's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following is a complete list of exhibits filed as a part of this registration statement:


Number        Description

23.2 Provisions of the Restated Articles of Incorporation of Exus Global Inc. that define the rights of security holders of Exus Global Inc. (incorporated by reference to Exus Global Inc. Schedule 14C filed with the SEC December 5, 2002)

23.3 Provisions of the By-Laws of Exus Global Inc. that define the rights of security holders of Exus Global Inc.

4.3      2003 Stock Option Plan

23.2     Opinion of Ehrenreich Eilenberg & Krause LLP

23.1     Consent of Ehrenreich Eilenberg & Krause LLP (Included in Exhibit 5.1)

23.2     Consent of Sherb & Co.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for our last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as our stockholders at the time and in the manner such material is sent to our stockholders, copies of all reports, proxy statements and other communications distributed to our stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of New York, State of New York, on June _, 2003.

                                EXUS GLOBAL INC.


By: /s/ Isaac H. Sutton
        --------------------
        Isaac H. Sutton
        Chief Executive Officer


                                POWER OF ATTORNEY
    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Isaac H. Sutton his true and lawful attorney-in-fact and agent with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.



By:/s/Isaac H. Sutton              Director            Dated: July 3,2003
      ---------------
      Isaac H. Sutton


By:/s/Miller Mays                  Director            Dated: June _, 2003
      -----------
      Miller Mays